AMENDED AND RESTATED BYLAWS OF

URON INC.

URON Inc. is a corporation formed and organized as of November 14, 2001, under Minnesota Statutes, Chapter 302A (the Minnesota Business Corporation Act, referred to hereinafter as the “Act”). These bylaws govern the corporation and are intended to comply with the Act.

Article 1
Offices

1.1 Registered Office. The corporation’s registered office shall be located within the State of Minnesota as set forth in the articles of incorporation. The corporation’s board of directors (the “Board”) shall have authority to change the corporation’s registered office and a statement evidencing any such change shall be filed with the Minnesota Secretary of State, as required by law.

1.2 Offices. The corporation may have other offices, including its principal business office, either within or without the State of Minnesota.

Article 2
Corporate Seal

The Board shall determine whether or not the corporation will adopt a corporate seal. If a corporate seal is adopted, inscribed on the corporate seal shall be the name of the corporation and the words “corporate seal,” and when so directed by the Board, a duplicate of the seal may be kept and used by the corporation’s Secretary.

Article 3
Shareholders

3.1 Regular Meetings. Regular meetings of the shareholders shall be held at the corporation’s principal executive office or at such other place within or without the State of Minnesota as is designated by the Board or the President. Regular meetings may be held annually or on a less frequent periodic basis, as established by a Board resolution, or may be held on call by the Board from time to time as and when the Board determines. At each regular meeting, the shareholders shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting, and may transact such other business which properly comes before them. Notwithstanding the foregoing, if a regular meeting of the shareholders has not been held for a period of 15 months, a shareholder or group of shareholders holding three percent or more of the issued and outstanding voting shares of the corporation may demand that a regular meeting of the shareholders be held by giving written notice to the corporation’s President or Treasurer. Within 30 days after receipt of the notice, the Board shall cause a regular meeting of the shareholders to be called, and such meeting shall be held within 90 days after receipt of the notice. Any regular meeting held pursuant to such a demand by a shareholder or group of shareholders shall be held within the county where the corporation’s principal executive office is located.

3.2 Special Meeting. Special meetings of the shareholders may be called by the President, by a Vice President in the absence of the President, by the Treasurer, or by the Board or any one or more directors thereof. Special meetings may also be called by one or more shareholders holding ten percent or more of the issued and outstanding voting shares of the corporation by delivering to the President or Treasurer a written demand for a special meeting, which demand shall state the purposes of such meeting. Within 30 days after receipt of the written demand, the Board shall call a special meeting of the shareholders to be held within 90 days after receipt of the written demand. Any special meeting held pursuant to such written demand shall be held within the county where the corporation’s principal executive office is located.

3.3 Business Proposed by Shareholders.

(a) At any annual or special meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board, or (ii) by any shareholder of the corporation who complies with the notice procedures set forth in this Section 3.3. For business to be properly brought before any annual or special meeting by a shareholder, the shareholder must (A) be a shareholder of the corporation of record at the time of the giving of the notice for such annual meeting, (B) be entitled to vote at such meeting, and (C) be made pursuant to timely notice in proper written form to the Secretary of the corporation.

(b) To be timely, a shareholder’s notice with respect to an annual meeting must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. To be timely, a shareholder’s notice with respect to a special meeting must be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. In no event shall an adjournment of an annual or special meeting or the public disclosure thereof commence a new time period for the giving of a shareholder’s notice as described above.

(c) To be in proper written form, such shareholder’s notice shall set forth (i) as to each matter the shareholder proposes to bring before the meeting a description in reasonable detail of the business desired to brought before the meeting, the reasons for proposing such business at the meeting and any material interest in such business of such shareholder and any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the shareholder or the Shareholder Associated Person therefrom, and (ii) as to the shareholder giving the notice and any Shareholder Associated Person, (A) the name and address of such shareholder, as they appear on the corporation’s share register and the current name and address, if different, of the Shareholder Associated Person, if any; (B) the class, series and number of all shares of stock of the corporation which are owned by such shareholder and by such Shareholder Associated Person, if any; (B) the nominee holder for, and the number of, shares owned beneficially but not of record by such shareholder and by any such Shareholder Associated Person; (C) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such shareholder or any such Shareholder Associated Person with respect to any share of stock of the corporation; (D) a description of all arrangements or understandings among such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, (E) such other information regarding each matter the shareholder proposes to bring before the meeting as would be required to be included in a proxy statement filed pursuant to the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), with respect to the matters set forth in this Section 3.3; and (F) a representation that such shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

(d) Nothing in this Section 3.3 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, nor shall the notice requirements under this Section 3.3 be limited by the rules and regulations promulgated under the Exchange Act or deemed to apply only to proposals or nominations intended to be included in the corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act.

(e) For purposes of this Section 3.3, “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.

3.4 Quorum. Business may be transacted at any duly held meeting of the shareholders at which a quorum is present. The holders of one-third of the voting power of the shares entitled to vote at a meeting constitute a quorum. The shareholders present at the meeting may continue to transact business until adjournment, even though a number of shareholders withdraw leaving less than a quorum. If a quorum is not present at any meeting, those shareholders present have the power to adjourn the meeting from time to time until the requisite number of voting shares is present. The date, time and place of the reconvened meeting, determined by the shareholders present or the President, shall be announced at the time of adjournment and notice of the reconvened meeting shall be given to all shareholders who were not present at the time of adjournment. Any business which might have been transacted at the meeting which was adjourned may be transacted at the reconvened meeting.

3.5 Voting. At each shareholder meeting, every shareholder having the right to vote is entitled to vote in person or by proxy. Shareholders have one vote for each share having voting power standing in their name on the corporation’s books, unless otherwise provided in the articles of incorporation, these bylaws, or in the terms of the shares held. All elections and questions shall be decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum, except as otherwise required by statute, the articles of incorporation, these bylaws, or by an agreement among the shareholders.

3.6 Nomination of Directors.

(a) Directors need not be shareholders or residents of the State of Minnesota. Only person persons who are nominated in accordance with this Section 3.6 shall be eligible for election as directors of the corporation. Nominations of persons for election as directors of the corporation may be made at a meeting of shareholders (i) by or at the direction of the Board or (ii) by any shareholder of the corporation that is a shareholder of record at the time of giving of notice provided for in this Section 3.6, who is entitled to vote for the election of directors at the meeting, and who complies with the procedures set forth in this Section 3.6. All nominations by shareholders must be made pursuant to timely notice in proper written form to the corporation’s Secretary. The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 3.6, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Section 3.6, a shareholder must also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 3.6.

(b) To be timely, a shareholder’s notice with respect to an annual meeting must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. To be timely, a shareholder’s notice with respect to a special meeting must be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. In no event shall an adjournment of an annual or special meeting or the public disclosure thereof commence a new time period for the giving of a shareholder’s notice as described above.

(c) To be in proper written form, such shareholder’s notice must set forth or include (i) as to each person the shareholder proposes to nominate for election or reelection as a director, all information regarding such nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (or would be required if the corporation were subject to Regulation 14A promulgated under the Exchange Act) had the nominee been nominated, or intended to be nominated, by the Board (including without limitation such person’s written consent to being named in the proxy statement as nominee and to serving as a director if elected); and (ii) as to the shareholder giving notice, (A) the name and address, as they appear on the corporation’s books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class and number of shares of stock of the corporation owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; and (C) a representation that such shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to nominate the person or persons named in the notice.

3.7 Notice of Meeting. Notice of regular or special meetings of the shareholders shall be given by an officer or agent of the corporation to each shareholder shown on the corporation’s books to be the holder of record of shares entitled to vote at the meeting. Notice must be given to each shareholder at least ten calendar days prior to the meeting. Notices may be delivered by mail, confirmed facsimile, confirmed electronic mail or other similar means of remote communication. The notice must contain the date, time and place of the meeting, and in the case of a special meeting, must also contain a statement of the purpose of the meeting. In no event shall notice be given more than 60 days prior to the meeting. If a plan of merger, exchange, sale or other disposition of all or substantially all of the corporation’s assets is to be considered at a shareholder meeting, notice of such meeting shall be given to every shareholder, whether or not entitled to vote, not less than 14 days prior to the date of such meeting. A shareholder may waive notice of the meeting orally or in writing. In addition, mere attendance by a shareholder at a meeting of the shareholders also constitutes a waiver of notice of such meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting allegedly is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not thereafter participate in the consideration of the item at that meeting.

3.8 Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxies must be filed with an officer of the corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

3.9 Closing Transfer Books. The Board may close the stock-transfer books for a period of time not exceeding 60 days prior to any of the following: the date of any meeting of shareholders; the payment of dividends; the allotment of rights; or the change, conversion or exchange of shares; provided, however, if the corporation is listed on a national exchange (e.g., the American Stock Exchange), the corporation shall not close its transfer books for any purpose while listed on such exchange.

3.10 Record Date. In lieu of closing the stock-transfer books, the Board may fix in advance a date, not exceeding 60 days preceding the date of any of the events described in Section 3.9, as a record date for the determination of which shareholders are entitled to (a) notice of and to vote at any meeting (for clarity, the reconvention of an adjourned meeting shall not constitute a new meeting hereunder), (b) receive any dividend or allotment of rights, or (c) exercise the rights in respect to any change, conversion or exchange of shares. If a record date is fixed by the Board, only those shareholders of record on the record date shall be entitled to receive notice of and to vote at the meeting (and any reconvention thereof after adjournment) or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed. If the stock-transfer books are not closed and no record date is fixed for determination of the shareholders of record, then the date on which notice of the meeting is mailed or the date of adoption of a Board resolution declaring a dividend, allotment of rights, change, conversion or exchange of shares, as the case may be, shall be the record date for such determination.

3.11 Presiding Officer. The President, or in his absence the Chief Executive Officer (if different than the President), of the corporation shall preside over all meetings of the shareholders. In the absence of the President and Chief Executive Officer, the Chairman of the Board of the corporation shall so preside. In the absence of the Chairman, the shareholders may choose any person present to act as the presiding person.

3.12 Written Action by Shareholders. Any action which may be taken at a meeting of the shareholders may be taken without a meeting and notice if a consent in writing, setting forth the action so taken, is signed (or consented to by “authenticated electronic communication,” as defined in the Act) by all of the shareholders entitled to notice of a meeting for such purpose. If at any time the corporation is not a “publicly held corporation” (as defined by the Act), the corporation’s shareholders may take action without a meeting, by the signature or authenticated electronic communication of shareholders holding voting power equal to that which would be required at a meeting of the shareholders at which all shareholders were present.

3.13 Meeting by Remote Communications. A regular or special meeting of the shareholders may be held solely by any combination of means of remote communication through which the shareholders may participate in the meeting, if notice of the meeting is given to every holder of shares entitled to vote and if the number of shares held by the shareholders so participating in the meeting would be sufficient to constitute a quorum at the meeting. In addition, a shareholder not physically present in person or by proxy at a regular or special meeting of the shareholders may, by means of remote communication, participate in a meeting of shareholders held at a designated place. Participation by a shareholder through means of remote communication constitutes presence at the meeting in person or by proxy if all other requirements for such presence are met.

Whenever one or more shareholders participate in a shareholder meeting by means of remote communication: (a) the corporation shall implement reasonable measures to verify that each person deemed present and entitled to vote at the meeting by means of remote communication is a shareholder; (b) the corporation shall implement reasonable measures to provide each shareholder participating by means of a remote communication with a reasonable opportunity to participate in the meeting, including an opportunity to (i) read or hear the proceedings of the meeting substantially concurrently with those proceedings, (ii) if allowed by the procedures governing the meeting, have the shareholder’s remarks heard or read by other participants in the meeting substantially concurrently with the making of those remarks, and (iii) if otherwise entitled, vote on matters submitted to a vote of the shareholders.

For all purposes of these bylaws, the term “remote communication” shall have the meaning ascribed to such term by the Act.

Article 4
Directors

4.1 General. The corporation’s property, affairs, and business shall be managed by the Board which presently (upon the date of adoption of these bylaws) consists of five directors. In addition to the powers and authority expressly conferred upon the Board by these bylaws, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not (i) prohibited by law, the articles of incorporation, these bylaws or an agreement among all the shareholders, or (ii) required to be exercised or done by the shareholders by any of the foregoing.

4.2 Number. The number of directors may be either increased or decreased by resolution of the shareholders at their regular meetings or at a special meeting called for that purpose. The number of directors may also be increased (but not decreased) by resolution adopted by the affirmative vote of a majority of the Board. Any newly created directorships established by the Board shall be filled by a majority vote of the directors serving at the time of increase.

4.3 Qualifications and Term of Office. Directors need not be shareholders or residents of the State of Minnesota. The Board shall be elected by the shareholders at their regular meeting and at any special shareholder meeting called for that purpose. A director shall hold office until the annual meeting for the year in which his or her term expires (or indefinitely if no term is stated upon election or appointment to the Board) and until the director’s successor is elected and qualifies, or until the earliest of death, resignation, removal or disqualification of the director.

4.4 Quorum. A majority of the Board constitutes a quorum for the transaction of business; provided, however, that if any vacancies exist by reason of death, resignation or otherwise, a majority of the remaining directors constitutes a quorum. If less than a quorum is present at any meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

4.5 Action of Directors. The acts of a majority of the directors present at a meeting at which a quorum exists are the acts of the Board.

4.6 Meetings. Meetings of the Board may be held from time to time at any place, within or without the State of Minnesota, that the Board may select. If the Board fails to select a place for a meeting, the meeting shall be held at the corporation’s principal executive office. Annual meetings shall be held without notice immediately following each regular shareholder meeting at the same location of such shareholder meeting. The President or Chief Financial Officer or any director may call a special Board meeting by giving notice to all directors of the date, time and place of the meeting. If the notice is to be mailed, then the notice must be mailed to each director at least five calendar days prior to the meeting. If the notice is not to be mailed, then the notice must be given at least 48 hours prior to the meeting. Notices not mailed may be delivered orally, by confirmed facsimile, or confirmed electronic communication (as specified in the Act). If the date, time and place of the Board meeting has been announced at a previous Board meeting, then no additional notice of such meeting is required, except that notice shall be given to all directors who were not present at the previous meeting. Notice of a Board meeting need not state the purpose of the meeting. A director may waive notice of the meeting orally or in writing. In addition, mere attendance by a director at a meeting of the Board also constitutes a waiver of notice of such meeting, unless the director objects at the beginning of the meeting to the transaction of business because the meeting allegedly is not lawfully called or convened and such director does not thereafter participate in the meeting.

4.7 Meeting by Remote Communication. A director may participate in a board meting by means of conference telephone or by such other means of remote communication, in each case through which the director, other directors so participating, and all directors physically present at the meeting may participate with each other during the meeting. Participation in a meeting by that means constitutes presence at the meeting. In addition, any meeting among directors may be conducted solely by one or more means of remote communication through which all of the directors may participate with each other during the meeting, if the same notice is given of the meeting required hereunder, and if the number of directors so participating in the meeting is sufficient to constitute a quorum at the meeting.

4.8 Compensation. Directors may receive such compensation as may be determined from time to time by resolution of the Board.

4.9 Committee. By the affirmative vote of a majority of the directors, the Board may establish a committee or committees having the authority of the Board in the management of the corporation’s business to the extent provided in the Board resolution. A committee shall consist of one or more persons, who need not be directors, that have been appointed by affirmative vote of a majority of the directors present. A majority of the members of the committee present at any meeting of the committee is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the resolution approved by the Board. Minutes of any meetings of committees created by the Board shall be available upon request to members of the committee and to any director.

4.10 Action by Absent Director. A director may give advance written consent or opposition to a proposal to be acted upon at a Board meeting by giving a written statement to the President, Treasurer or any director which sets forth the proposal to be voted on and contains a statement of the director’s voting preference with regard to the proposal. An advance written statement does not constitute presence of the director for purposes of determining a quorum, but the advance written statement shall be counted in the vote on the subject proposal provided that the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal set forth in the advance written statement. The advance written statement by a director on a proposal shall be included in the records of the Board’s action on the proposal.

4.11 Removal of Directors by Board of Directors. Any director who has been elected by the Board to fill a vacancy or to fill a directorship created by action of the Board, and who has not subsequently been reelected by the shareholders, may be removed by a majority vote of all directors constituting the Board, exclusive of the director whose removal is proposed. Other directors may be removed in the manner permitted by the Act.

4.12 Vacancies. Any vacancy on the Board may be filled by vote of the remaining directors, even though less than a quorum.

4.13 Written Action by Less than All of the Directors. Any action which may be taken at a meeting of the Board may be taken without a meeting and notice thereof if a consent in writing setting forth the action taken is signed (or consented to by authenticated electronic communication) by the number of directors required to take the same action at a duly held meeting of the Board at which all of the directors are present. If a written action may be signed by less than all the directors, all directors shall be notified immediately of the text and the effective date of the action. Failure to provide the notice does not invalidate the written action. A director who does not sign or consent to the written action has no liability for the action or actions so taken. Notwithstanding the foregoing, as required by the Act, actions requiring the approval of the corporation’s shareholders must be approved unanimously by the Board if such approval is to be expressed in writing and without a meeting.

4.14 Dissent from Action. A director of the corporation who is present at a meeting of the Board at which any action is taken shall be presumed to have assented to the action taken unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter, or unless the director votes against the action at the meeting, or is prohibited from voting on the action.

4.15 Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board and shall perform such other duties as may from time to time be assigned by the Board.

Article 5
Officers

5.1 Election of Officers. The Board shall from time to time elect a Chief Executive Officer who may also be designated as President, and shall from time to time elect a Chief Financial Officer who may also be designated as Treasurer. The Board may, but shall not be required to, elect a Secretary, one or more Vice Presidents, and a Chairman of the Board. In addition, the Board may elect such other officers and agents as it may deem necessary. The officers shall exercise such powers and perform such duties as are prescribed by applicable statutes, the articles of incorporation, these bylaws, or as may be determined from time to time by the Board. Any number of offices may be held by the same person.

5.2 Term of Office. The officers shall hold office until their successors are elected and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the directors present at a Board meeting at which a quorum is present.

5.3 Chief Executive Officer. The Chief Executive Officer shall: (a) have general active management of the corporation’s business; (b) in the absence of the President, and when present, preside at all shareholder meetings; (c) when present, and if there is not a Chairman of the Board, preside at all Board meetings; (d) see that all orders and resolutions of the Board are carried into effect; (e) sign and deliver in the corporation’s name any deeds, mortgages, bonds, contracts or other instruments pertaining to the corporation’s business, except in cases where the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the articles of incorporation, these bylaws, or by the Board to some other officer or agent of the corporation; (f) maintain records of and, whenever necessary, certify all proceedings of the Board and the shareholders; and (g) perform all other duties prescribed by the Board. All other officers shall be subject to the direction and authority of the Chief Executive Officer.

5.4 Chief Financial Officer. The Chief Financial Officer shall: (a) keep accurate financial records for the corporation; (b) deposit all money, drafts and checks in the name of and to the credit of the corporation in the banks and depositories designated by the Board; (c) endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; (d) disburse corporate funds and issue checks and drafts in the corporation’s name, as ordered by the Board; (e) render to the Chief Executive Officer and the Board, whenever requested, an account of all transactions by the Chief Financial Officer and of the corporation’s financial condition; and (f) perform all other duties prescribed by the Board or the Chief Executive Officer.

5.5 Vice President. Each Vice President, if any, shall have such powers and perform such duties as may be specified in these bylaws or prescribed by the Board. If the Chief Executive Officer is absent or disabled, the Vice President shall succeed to the President’s powers and duties. If there are two or more Vice Presidents, the order of succession shall be determined by seniority of election or as otherwise prescribed by the Board.

5.6 Secretary. The Secretary, if any, shall attend all shareholder meetings and meetings of the Board. The Secretary shall act as clerk and shall record all the proceedings of the meetings in the corporation’s minute book and shall give proper notice of shareholder meetings and of Board meetings. The Secretary shall keep the corporation’s seal, if any, and shall affix the seal to any instrument requiring it and shall attest the seal, and shall perform such other duties as may be prescribed from time to time by the Board.

5.7 Assistant Officers. In the event of absence or disability of any Vice President, Secretary, or the Chief Financial Officer, the assistant to such officer, if any, shall succeed to the powers and duties of the absent officer until the principal officer resumes his duties or a replacement is elected by the Board. If there are two or more assistants, the order of succession shall be determined through seniority by the order in which elected or as otherwise prescribed by the Board. The assistant officers shall exercise such other powers and duties as may be delegated to them from time to time by the Board or the principal officer under whom they serve, but at all times shall remain subordinate to the principal officers they are designated to assist.

Article 6
Indemnification

The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Minnesota as now in effect or as the same may be hereafter modified.

Article 7
Shares and Their Transfer

7.1 Share Certificates. Unless the Board has provided that all or some of the corporation’s shares are to or may be uncertificated, every owner of shares of the corporation shall be entitled to a certificate in the form prescribed by the Board, conforming to the requirements of the Act and certifying the number of shares owned by such shareholder. The certificates shall be numbered in the order in which they are issued and shall be signed in the corporation’s name by the Chief Executive Officer or a Vice President and by the Secretary or Assistant Secretary, or the Chief Financial Officer, or any other officer specifically so authorized by the Board, and shall have the corporate seal, if any, affixed thereto. A record shall be kept of the name of the person owning the shares represented by each certificate, the respective issue dates thereof, and in the case of cancellation, the respective dates of cancellation. Except as provided in Section 7.5, every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no other certificate shall be issued in exchange for any existing certificate until such existing certificate is cancelled.

7.2 Uncertificated Shares. The Board may provide that any or all shares of classes or series of shares are to or may be uncertificated shares. In that case, any shareholder who is issued uncertificated shares shall be provided with the information legally required to be disclosed in a certificate.

7.3 Issuance of Shares. The Board is authorized to issue shares of the corporation’s capital stock up to the number of shares authorized by the articles of incorporation. Shares may be issued for any consideration (including without limitation money or other tangible or intangible property received or to be received by the corporation; or services rendered or to be rendered to the corporation) authorized by a resolution approved by the affirmative vote of a majority of the directors present, valuing all non-monetary consideration and establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined. Upon authorization by resolution approved by the affirmative vote of a majority of the directors present, the corporation may, without any new or additional consideration, issue shares of its authorized and unissued capital stock in exchange for or in conversion of its outstanding shares, or issue its own shares pro rata to its shareholders or the shareholders of one or more classes or series, to effectuate share dividends or splits, including reverse share splits (i.e., share combinations). No shares of a class or series shall be issued to the holder of the shares of another class or series, unless issuance is either expressly provided for in the articles of incorporation or is approved at a meeting by the affirmative vote of the holders of a majority of the voting power of all shares of the same class or series as the shares to be issued.

7.4 Transfer of Shares. Transfer of shares on the corporation’s books may be authorized only by the shareholder named in the certificates (or the corporation’s stock-transfer books, in case of any conflict) or the shareholder’s legal representative or duly authorized attorney-in-fact, and then only upon surrender for cancella-tion of the certificate for such shares to be transferred. The shareholder in whose name shares stand on the corporation’s books shall be considered the owner thereof for all purposes regarding the corporation.

7.5 Lost Certificates. Any shareholder claiming that a certificate for shares has been lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board may require and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to and in an amount determined by the Board to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of the certificate. A new certificate may then be issued in the same tenor for the same number of shares as the one alleged to have been lost or destroyed.

7.6 Transfer Agent and Registrar. The Board may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.

7.7 Facsimile Signature. When any certificate is manually signed by a transfer agent, a transfer clerk, or a registrar appointed by the Board to perform such duties, a facsimile or engraved signature of the officers and a facsimile corporate seal, if any, may be inscribed on the certificate in lieu of the actual signatures and seal.

Article 8
Financial and Property Management

8.1 Checks. All checks, drafts other orders for the payment of money, notes or other evidences of indebtedness issued in the corporation’s name shall be signed by the President or Treasurer, or any other officer or agent of the corporation, as may from time to time be determined by resolution of the Board.

8.2 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

8.3 Voting Securities Held by Corporation. The President, or other officer or agent designated by the Board, shall have full power and authority on the corporation’s behalf to attend, act at, and vote at any meeting of security or interest holders of other companies or entities in which the corporation may hold securities or interests. At the meeting, the President or other designated agent shall possess and exercise any and all rights and powers incident to the ownership of the securities or interest which the corporation holds.

Article 9
Amendments

The Board is expressly authorized to make bylaws and from time to time to adopt, amend or repeal bylaws so made to the extent and in the manner prescribed in the Act. The Board shall not adopt, amend or repeal a bylaw fixing a quorum for shareholder meetings, prescribing procedures for removing directors, or fixing the number of directors or their classifications, qualifications or terms of office. For clarity, the Board may adopt or amend a bylaw to increase the number of directors. The Board’s authority to adopt, change or repeal the bylaws is subject to the power of the voting shareholders to do the same by a vote of shareholders holding a majority of the shares entitled to vote and present or represented at any regular meeting or special meeting called for that purpose, subject to any higher voting threshold as may be specified in an agreement among all of the shareholders.